UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019 (August 20, 2019)

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 DELAWARE
(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard	91101
Pasadena, California	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(626) 844-9400
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	WMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement

On August 22, 2019, Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), completed the issuance and sale of $40.0 million aggregate principal amount of its 6.75% Convertible Senior Notes due 2022 (the “Additional Notes”) pursuant to an underwriting agreement, dated August 20, 2019 (the “Underwriting Agreement”), by and among the Company, Western Asset Management Company, LLC, a California limited liability company and the manager of the Company, and JMP Securities LLC, as underwriter (the “Underwriter”), whereby the Company agreed to sell to the Underwriter and the Underwriter agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Additional Notes.
The issuance of the Additional Notes represents a reopening of the Company’s previous offering of $115.0 million aggregate principal amount of its 6.750% Convertible Senior Notes due 2022 (the “Existing Notes” and, together with the Additional Notes, the “Notes”). The terms, provisions and conditions of the Additional Notes, other than their issue date and public offering price, are identical to the terms, provisions and conditions of the Existing Notes. The Additional Notes and the Existing Notes constitute a single series and bear the same CUSIP number. As a result of the Additional Notes issuance, the aggregate principal amount outstanding of the 6.750% Senior Notes due 2022 is approximately $155.0 million.
The Notes are senior unsecured obligations of the Company, bear interest at a rate equal to 6.75% per year, payable semiannually in arrears on April 1 and October 1 of each year, and will mature on October 1, 2022 (the “Maturity Date”), unless earlier converted, redeemed or repurchased. The Company may not redeem the Notes prior to July 1, 2022 and no sinking fund is provided for the Notes. On or after July 1, 2022, the Company may redeem the Notes for cash, in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Notes are convertible prior to July 1, 2022 upon the satisfaction of certain conditions and at any time on or after July 1, 2022 until the business day preceding the Maturity Date. The Company may settle conversions in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.
The conversion rate currently equals 83.1947 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $12.02 per share of common stock, representing an approximate 24% conversion premium based on the closing price of the Company’s common stock of $9.70 per share on August 19, 2019. The conversion rate is subject to adjustment upon the occurrence of certain specified events. In addition, following certain corporate events that occur prior to the Maturity Date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.
If the Company undergoes a fundamental change (as defined in the Supplemental Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The net proceeds to the Company from the sale of the Additional Notes, after deducting the underwriter’s discount and commission and estimated offering expenses, are expected to be approximately $38.9 million. The Company intends to use the net proceeds of the offering of the Additional Notes primarily for general corporate purposes, including to opportunistically invest in credit sensitive investments consisting of Residential Whole Loans, Commercial Loans, Non-Agency CMBS and Non-Agency RMBS. The exact investment of the proceeds will depend on prevailing market and investment conditions at the time our Manager invests the net proceeds
The Additional Notes were issued under the base indenture (the “Base Indenture”), dated as of October 2, 2017, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture”), dated as of October 2, 2017, between the Company and the Trustee with respect to the Notes.
The offer and sale of the Additional Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-216496) under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Additional Notes are described in a prospectus supplement filed by the Company with the Commission on August 21, 2019 pursuant to Rule 424(b)(5) under the Securities Act.
Copies of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Additional Notes are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Additional Notes. The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Additional Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01                                            Financial Statements and Exhibits

(d)                                  Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated August 20, 2019, by and among Western Asset Mortgage Capital Corporation, Western Asset Management Company, LLC and JMP Securities LLC

4.1	Indenture, dated as of October 2, 2017, between Western Asset Mortgage Capital Corporation and Wells Fargo Bank, National Association

4.2	First Supplemental Indenture, dated as of October 2, 2017, between Western Asset Mortgage Capital Corporation and Wells Fargo Bank, National Association

4.3	Form of 6.75% Convertible Senior Notes due 2022 (attached as Exhibit A to the First Supplemental Indenture included as Exhibit 4.2 hereto)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the Additional Notes

8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain tax matters

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

* Filed herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 22, 2019	By:	/s/ Adam C. E. Wright
		Name:	Adam C. E. Wright
		Title:	Assistant Secretary